Exhibit 23

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the use in this Registration Statement on Form S-1/A of our report dated September 30, 2009, relating to the financial statements of Hope Loan Modification, LLC for the period ended December 31, 2008, which appears in such Registration Statement.

/s/ The Blackwing Group LLC

Independence, Missouri

November 3, 2009